Exhibit 4.1


          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of September 22, 2003 (this "Supplemental Indenture"), is by and among WP Company LLC (formerly known as The Washington Post Company), a Delaware limited liability company (the "Company"), The Washington Post Company (formerly known as TWPC, Inc.), a Delaware corporation (the "Parent") and Bank One, NA, as successor to The First National Bank of Chicago, as trustee (the "Trustee").

                              W I T N E S S E T H

          WHEREAS, the Company and the Trustee are parties to an indenture dated as of February 17, 1999 (the "Indenture"), pursuant to which the Company's outstanding 5.50% Notes due February 15, 2009 (the "Notes") are issued, which Notes constitute "Securities" as that term is defined in the Indenture;

          WHEREAS, Section 1001 of the Indenture provides that the Company and the Trustee may at any time or from time to time enter into a supplemental indenture, without the consent of any Holder of the Securities, to, among other things, evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities;

          WHEREAS, in connection with a corporate restructuring, the Company is transferring substantially all of its assets and liabilities to the Parent (the "Transfer");

          WHEREAS, pursuant to Section 901 of the Indenture, in connection with the Transfer, the Parent is required to execute and deliver to the Trustee a supplemental indenture;

          WHEREAS, pursuant to Section 901(1) of the Indenture, in connection with the Transfer, the Parent is assuming, by and under this Supplemental Indenture, all of the Company's obligations under the Indenture, including obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance or observance of each covenant of the Indenture on the part of the Company to be performed or observed;

          WHEREAS, pursuant to Section 902 of the Indenture, upon completion of the Transfer and the execution and delivery of this Supplemental Indenture, the Parent shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture as if the Parent had been named as the Company in the Indenture, and the Company shall be discharged from all liability under the Indenture and in respect of any Securities, other than to the extent provided by the Subsidiary Guaranty (as defined below); and

          WHEREAS, the Company and the Parent have complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture.

          NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Parent and the Trustee hereby agree for the equal and ratable benefit of the Holders of the Securities as follows:


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          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Assumption by Parent. The Parent hereby assumes all of the Company's obligations under the Indenture, including without limitation obligations for the due and punctual payment of the principal of, premium, if any, and interest on all Securities issued or to be issued pursuant to the Indenture and the performance or observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer. Parent is hereby substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if Parent had been named as the "Company" in the Indenture.

          3. Discharge of Company. The Company is hereby discharged from all liability under the Indenture and in respect of the Securities, other than to the extent provided by the Subsidiary Guaranty (as defined below).

          4. Trustee's Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

          5. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, the Parent and the Trustee, the Indenture shall be supplemented and amended in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

          6. Indenture Remains in Full Force and Effect. Except as supplemented or amended hereby, all other provisions in the Indenture and the Securities, to the extent not inconsistent with the terms and provisions of this Supplemental Indenture, shall remain in full force and effect.

          7. Incorporation of Indenture. All the provisions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

          8. Subsidiary Guaranty. Concurrently with the execution of this Supplemental Indenture, the Company shall execute a guaranty (the "Subsidiary Guaranty"), substantially in the form of Exhibit A attached hereto, of the due and punctual payment of the principal of, premium, if any, and interest on the Notes. Such Subsidiary Guaranty shall remain in full force and effect with respect to the Notes until such time as no Notes remain outstanding.

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          9. Notices. Any notice, request or communication by Parent or the
Trustee to the other is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other's address, as stated below:

                     The Washington Post Company
                     1150 15th St., NW
                     Washington, DC 20071
                     Attention: General Counsel

                     Bank One, NA
                     153 West 51st Street
                     New York, NY 10019
                     Attention: Corporate Trust Services

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. All notices or communications shall be in writing.

          10. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          11. Effect of Headings. The headings of this Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

          12. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

          13. Successors. All covenants and agreements in this Supplemental Indenture by the Parent shall be binding upon and accrue to benefit of its successors. All covenants and agreements in this Supplemental Indenture by the Trustee shall be binding upon and accrue to the benefit of its successors.

          14. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders, any benefit of any legal or equitable right, remedy or claim under this Supplemental Indenture, the Indenture or the Securities.

          15. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and the Parent, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

          16. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, SHALL GOVERN THIS SUPPLEMENTAL INDENTURE.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.



                                   WP COMPANY LLC (FORMERLY KNOWN AS
                                   THE WASHINGTON POST COMPANY),



                                   By:           /s/ Gerald M. Rosberg
                                        --------------------------------------
                                        Name:     Gerald M. Rosberg
                                        Title:    Vice President - Development



                                   THE WASHINGTON POST COMPANY
                                   (FORMERLY KNOWN AS TWPC, INC.),



                                   By:           /s/ John B. Morse, Jr.
                                        --------------------------------------
                                        Name:     John B. Morse, Jr.
                                        Title:    Vice President - Finance




                                   BANK ONE, NA (SUCCESSOR TO THE FIRST
                                   NATIONAL BANK OF CHICAGO),
                                   as Trustee,


                                   By:           /s/ Melissa Wilman
                                         -------------------------------------
                                         Name:    Melissa Wilman
                                         Title:   Vice President